UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2008

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As disclosed in our 8K filing of September 4, 2008 we have been in discussions with Don Karner, a Director of the Company, regarding a  line of credit loan. These discussions culminated in an agreement under which Mr. Karner will provide to us a secured line of credit ("Line") for up to $650,000, $200,000 of which has been advanced by Mr. Karner.  However, if we are unable to secure certain additional financing by October 26, 2008, the Line maximum draw down will be $450,000.

The Line is junior to our previously issued debentures.

We have agreed to pay Mr. Karner a loan fee of $45,000, payable at the time the Line expires on December 15, 2008. No other interest payments or fees are required under the Line. All amounts advanced under the Line are due and payable in full on December 15, 2008.

This Line was designed to serve as a flexible, cost effective supplement to our internally generated working capital as we explore other long term debt or equity financings. A copy of the Line, designated in the exhibit as a "Bridge Loan" has been filed herewith.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
10.1	BRIDGE LOAN AGREEMENT
Signatures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	September 25, 2008
Jonathan R. Read

/s/ Harold Sciotto	Secretary	September 25, 2008
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	September 25, 2008
Barry S. Baer

INDEX TO FINANCIAL STATEMENTS & EXHIBITS

 10.1 BRIDGE LOAN AGREEMENT